Exhibit 8.1
ABB Ltd, Consolidated subsidiaries (excluding dormant

subsidiaries) as per December 31, 2021
Country Name ABB Interest %
Algeria
ABB Algeria SpA Asea Brown Boveri

99.94
Algeria ABB Algerie Produits SpA 69.46
Angola Asea Brown Boveri Electrica SGPS (Angola) Limitada 100.00
Argentina ABB S.A. 100.00
Argentina Lineage Power (Argentina) S.R.L. 100.00
Argentina Turbo Systems Argentina S.A. 100.00
Australia ABB Australia Pty Limited 100.00
Australia
ABB Group Holdings Pty.

Ltd.
100.00
Australia
ABB Group Investment Management Pty.

Ltd.
100.00
Australia ABB Industrial Solutions (Australia) Pty Ltd 100.00
Australia TURBO SYSTEMS AUSTRALIA PTY LTD 100.00
Austria ABB AG 100.00
Austria B&R Holding GmbH 100.00
Austria B&R Industrial Automation GmbH 100.00
Bahrain
ABB ELECTRICAL & AUTOMATION

W.L.L
49.00
Bangladesh ABB Limited 100.00
Bangladesh Turbocharging Bangladesh Limited 100.00
Belgium ABB Industrial Solutions (Belgium) BV 100.00
Belgium ABB Installation Products European Centre S.A. 100.00
Belgium ABB N.V. 100.00
Belgium ABB Robotics Solutions NV 100.00
Belgium Enervalis NV 89.72
Belgium Intrimmo BVBA 100.00
Botswana ABB (Pty) Ltd. 100.00
Brazil ABB AUTOMACAO LTDA 100.00
Brazil ABB ELETRIFICACAO LTDA 100.00
Brazil B&R Automação Industrial Ltda. 100.00
Brazil Turbocharging Brasil Ltda. 100.00
Bulgaria ABB Bulgaria EOOD 100.00
Cameroon Asea Brown Boveri S.A. 99.99
Canada ABB Electrification Canada ULC 100.00
Canada ABB E-MOBILITY INC. 100.00
Canada ABB Inc. 100.00
Canada ABB Industrial Solutions (Canada) Inc. 100.00
Canada B&R Industrial Automation Inc. 100.00
Canada Turbo Systems Canada Inc 100.00
Chile ABB S.A. 100.00
China ABB (China) Investment Limited 100.00
China ABB (China) Ltd. 100.00
China ABB Bailey Beijing Engineering Co. Ltd. 51.00
China ABB Beijing Drive Systems Co. Ltd. 90.00
China ABB Beijing Switchgear Limited 60.00
China
ABB Chargedot Shanghai New Energy Technology

Co., Ltd

67.00
China ABB Electrical Equipment (Xiamen) Co., Ltd. 100.00
China ABB Electrical Machines Ltd. 100.00
China ABB Electrical Products (Shanghai) Co., Ltd. 100.00

Country Name ABB Interest %
China
ABB E-mobility Technology

Shenzhen Co., Ltd
100.00
China ABB Engineering (Shanghai) Ltd. 100.00
China
ABB Guangdong Sihui Instrument Transformer

Co. Ltd.
100.00
China ABB Hangzhou Winmation Automation Company Limited 100.00
China ABB Jiangjin Turbo Systems Company Limited 61.00
China
ABB LV Installation

Materials Co. Ltd. Beijing
85.70
China ABB Power Electronics (Shanghai) Co., Ltd. 100.00
China ABB Robotics (Zhuhai) Ltd 100.00
China
ABB Shanghai Free Trade Zone Industrial

Co., Ltd.
100.00
China ABB Shanghai Motors Co. Ltd. 75.00
China ABB Tianjin Switchgear Co., Ltd. 60.00
China ABB Xiamen Corporation Management Service Co., Ltd. 100.00
China
ABB Xiamen Low Voltage Equipment

Co. Ltd.
100.00
China
ABB Xiamen Smart Technology

Co., Ltd.
100.00
China ABB Xiamen Switchgear Co. Ltd. 66.52
China
ABB Xinhui Low Voltage Switchgear

Co. Ltd.
90.00
China B&R Industrial Automation (China) Co., Ltd. 100.00
China
Jinan ABB SRI Rail Transit Equipment

Technology

Co., Ltd.
70.00
China Lineage Power China Co. Ltd. 100.00
China
Pinghu Zhuangbest Technology

Development Co., Ltd.
67.00
China
Shanghai Zhuangbest Technology

Development Co., Ltd.
67.00
China Shantou Winride Switchgear Co., Ltd. 70.00
China Swissturbo (Shanghai) Investment Limited 100.00
China
Yangzhou SAC

Switchgear Co., Ltd
55.00
China
Zhejiang Chargedot New Energy Technology

Co., Ltd.
67.00
Colombia ABB Colombia Ltda 100.00
Colombia
Turbo Systems Colombia, SAS

100.00
Congo, Democratic Republic
of the ABB SARL 100.00
Cote d'Ivoire
ABB Technology

SA
99.90
Croatia ABB Ltd. 100.00
Czech Republic ABB s.r.o. 100.00
Czech Republic B+R automatizace, spol. s.r.o. 100.00
Denmark ABB A/S 100.00
Denmark B&R Industrial Automation A/S 100.00
Dominican Republic Turbo Systems Dominican Republic SRL 100.00
Ecuador ABB Ecuador S.A. 96.87
Egypt ABB Construction (ABACON) S.A.E. 100.00
Egypt ABB for Electrical Industries (ABB ARAB) S.A.E. 100.00
Egypt ABB For Feeding Industries SAE 100.00
Egypt ABB Turbochargers S.A.E. 100.00
Egypt Asea Brown Boveri S.A.E. 100.00
El Salvador ABB S.A. de CV 100.00
Estonia ABB AS 100.00
Finland ABB Oy 100.00
Finland Turbo Systems Finland Oy 100.00
France ABB E-mobility SAS 100.00
France ABB France 99.83
France ABB SAS 100.00
France ASTI France SAS 100.00

Country Name ABB Interest %
France B+R Automation Industrielle SARL 100.00
France Kaufel S.A. 100.00
France Turbocharging Systems France SAS 100.00
Germany ABB AG 100.00
Germany ABB Ausbildungszentrum Berlin gGmbH 100.00
Germany
ABB Beteiligungs- und Verwaltungsges.

mbH
100.00
Germany
ABB eMobility Digital Venture

GmbH
100.00
Germany ABB E-mobility GmbH 100.00
Germany ABB Kaufel GmbH 100.00
Germany ABB Logistics Center Europe GmbH 100.00
Germany ABB Power Electronics (Germany) GmbH 100.00
Germany ABB Stotz-Kontakt GmbH 100.00
Germany ABB Striebel & John GmbH 100.00
Germany ABB Wirtschaftsbetriebe GmbH 100.00
Germany Asti Mobile Robotics GmbH 100.00
Germany B + R Industrie-Elektronik GmbH 100.00
Germany Busch-Jaeger Elektro GmbH 100.00
Germany Turbo Systems Germany GmbH 100.00
Ghana ABB Power & Automation Limited 100.00
Greece
Asea Brown Boveri Industrial, Technical

& Commercial
Company of Imports – Exports S.A. 100.00
Greece TURBOCHARGING GREECE SINGLE MEMBER SA 100.00
Hong Kong Special
Administrative Region of
China ABB (Hong Kong) Ltd. 100.00
Hong Kong Special
Administrative Region of
China ABB Turbo Systems (Hong Kong) Limited 61.00
Hungary ABB Engineering Trading and Service Ltd. 100.00
Hungary ABB Installációs Készülékek Kft. 100.00
Hungary Industrial C&S Hungary Kft. 100.00
India
ABB GLOBAL BUSINESS SERVICES AND CONTRACTING
INDIA PRIVATE

LIMITED
100.00
India ABB Global Industries and Services Private Limited 100.00
India ABB India Limited 75.00
India B&R Industrial Automation Pvt. Ltd. 100.00
India Cherokee India Pvt. Ltd. 99.95
India Powertel India Pvt. Ltd. 99.98
India
TURBO-SUPERIOR SYSTEMS INDIA PRIVATE

LIMITED
100.00
Indonesia PT ABB Sakti Industri 60.00
Iran, Islamic Republic of ABB (P.J.S.C.) 100.00
Ireland ABB Limited 100.00
Ireland Cylon Controls Limited 100.00
Israel
ABB Technologies

Ltd.
99.99
Italy ABB E-mobility S.p.A. 100.00
Italy ABB S.p.A. 100.00
Italy B & R Automazione Industriale S.r.l. 100.00
Italy
TURBO SYSTEMS ITALY

S.P.A.
100.00
Japan ABB Bailey Japan Limited 51.00
Japan ABB K.K. 100.00
Japan B&R K.K. 100.00

Country Name ABB Interest %
Japan Turbo Systems United Co. Ltd. 60.00
Jordan ABB Limited/Jordan LLC. 100.00
Kazakhstan ABB LLP. 100.00
Kenya ABB Limited 100.00
Korea, Republic of ABB Ltd. 100.00
Korea, Republic of B&R Industrial Automation Co., Ltd. 100.00
Korea, Republic of Turbo Systems Korea Ltd. 100.00
Kuwait
ABB Engg. Technologies

Co. (KSCC)
49.00
Kuwait
ABB for Electrical Solutions and Technologies

K.S.C.C.
49.00
Latvia ABB SIA 100.00
Lithuania ABB UAB 100.00
Luxembourg Lineage Power (Luxembourg) S.A.R.L. 100.00
Malaysia ABB Holdings Sdn. Bhd. 100.00
Malaysia ABB Malaysia Sdn Bhd. 100.00
Mauritius Asea Brown Boveri Ltd. 100.00
Mexico ABB Electrical Control Systems S. de R.L. de C.V. 100.00
Mexico ABB Equipo de Control Y Distribucion S. de R.L. de C.V. 100.00
Mexico
ABB Installation Products Monterrey,

S. de R.L. de C.V.
100.00
Mexico ABB Lineage Power Mexico, S. de R.L. de C.V. 100.00
Mexico ABB Mexico S.A. de C.V. 100.00
Mexico Asea Brown Boveri S.A. de C.V. 100.00
Mexico Lineage Power Matamoros, S.A. de C.V. 100.00
Mexico
SWISS TURBOCHARGERS SA DE CV

100.00
Morocco ABB S.A. 99.99
Mozambique ABB Limitada 100.00
Myanmar Turbo Systems Myanmar Limited 100.00
Namibia ABB (Namibia) (Pty) Ltd. 100.00
Namibia
ABB LAFRENZE PROPERTY (PROPERTY)

LIMITED
100.00
Netherlands ABB B.V. 100.00
Netherlands ABB Capital B.V. 100.00
Netherlands ABB Finance B.V. 100.00
Netherlands ABB Holdings B.V. 100.00
Netherlands ABB Orange B.V. 100.00
Netherlands B&R Industriële Automatisering B.V. 100.00
Netherlands Codian Robotics B.V. 100.00
Netherlands Sirius Holdings B.V. 100.00
Netherlands Turbo Systems The Netherlands B.V. 100.00
New Zealand ABB Limited 100.00
Nigeria ABBNG Limited 60.00
Nigeria Turbosystems Nigeria Limited LTD 100.00
Norway ABB AS 100.00
Norway ABB Electrification Norway AS 100.00
Norway ABB E-mobility AS 100.00
Norway ABB Holding AS 100.00
Oman ABB LLC, 65.00
Pakistan ABB (Pvt) Ltd. 100.00
Pakistan ABB Power & Automation (Private) Limited 99.99
Pakistan Turbo Systems Pakistan (Private) Limited 100.00
Panama ABB Centroamérica y El Caribe, S.A. 100.00
Panama ABB Panama Sales, S.A. 100.00

Country Name ABB Interest %
Peru ABB S.A. 100.00
Philippines ABB, Inc. 100.00
Poland ABB Business Services Sp. z o.o. 99.94
Poland ABB Industrial Solutions (Bielsko-Biala) Sp. z o.o. 99.94
Poland ABB Industrial Solutions (Klodzko) Sp.z.o.o. 99.94
Poland ABB INDUSTRIAL SOLUTIONS (LODZ) S.A. W LIKWIDACJI 99.94
Poland ABB Sp. z o.o. 99.94
Poland B&R Automatyka Przemyslowa Sp.z.o.o. 100.00
Portugal ASEA BROWN BOVERI Portugal, Unipessoal Lda 100.00
Puerto Rico ABB Installation Products Caribe LLC 100.00
Puerto Rico
Industrial C&S of P.R.

LLC
100.00
Qatar ABB E-mobility QFZ LLC 100.00
Qatar ABB LLC 49.00
Qatar ABB Oryx Motors and Generators Service LLC 49.00
Romania ABB Asea Brown Boveri SRL 100.00
Russian Federation ABB Electrical Equipment Ltd. 100.00
Russian Federation ABB Ltd. 100.00
Russian Federation ABB Operations Center Ltd. 100.00
Russian Federation B+R Industrial Automation, OOO 100.00
Russian Federation TURBO SYSTEMS RUS LLC 100.00
Saudi Arabia ABB Electrical Industries Co. Ltd. 65.00
Saudi Arabia Saudi Industrial Solutions Ltd. 65.00
Saudi Arabia Thomas & Betts Saudi Arabia Limited Liability Co. 100.00
Senegal
ABB Technologies

S.A.
99.99
Serbia ABB d.o.o. 100.00
Singapore ABB E-MOBILITY PTE. LTD. 100.00
Singapore ABB Power Electronics (Singapore) Pte. Ltd. 100.00
Singapore ABB Pte. Ltd. 100.00
Singapore B&R Industrial Automation Pte. Ltd. 100.00
Singapore Turbo Systems South East Asia Pte. Ltd. 100.00
Slovakia ABB, s.r.o. 100.00
Slovenia ABB Inzeniring d.o.o. 100.00
South Africa ABB Holdings (Pty) Ltd. 100.00
South Africa ABB Investments (Pty) Ltd 51.00
South Africa ABB South Africa (Pty) Ltd. 74.91
South Africa
Industrial Connections of SA Pty.

Ltd.
74.91
Spain ABB E-mobility SL 97.00
Spain Asea Brown Boveri S.A. 100.00
Spain
Asti Mobile Robotics Group SL

100.00
Spain Asti Mobile Robotics SAU 100.00
Spain B&R Industrial Automation Iberica S.L.U. 100.00
Spain Turbo Systems Iberia, S.L. 100.00
Sri Lanka Asea Brown Boveri Lanka (Private) Limited 100.00
Sweden ABB AB 100.00
Sweden ABB Electrification Sweden AB 100.00
Sweden ABB E-mobility AB 100.00
Sweden ABB Norden Holding AB 100.00
Sweden B&R Industrial Automation AB 100.00
Sweden SynerLeap powered by ABB AB 100.00
Switzerland ABB Asea Brown Boveri Ltd 100.00

Country Name ABB Interest %
Switzerland ABB Canada EL Holding GmbH 100.00
Switzerland ABB Capital AG 100.00
Switzerland ABB E-mobility AG 100.00
Switzerland
ABB E-mobility Holding Ltd

100.00
Switzerland ABB Equity Limited 100.00
Switzerland ABB Information Systems Ltd. 100.00
Switzerland ABB Investment Holding 2 GmbH 100.00
Switzerland ABB Management Services Ltd. 100.00
Switzerland ABB Reinsurance AG 100.00
Switzerland ABB Schweiz AG 100.00
Switzerland ABB Verwaltungs AG 100.00
Switzerland B&R Industrie-Automation AG 100.00
Switzerland Turbo Systems Holding Ltd 100.00
Switzerland Turbo Systems Switzerland Ltd 100.00
Switzerland
Turbo Systems Verwaltungs

Ltd
100.00
Taiwan

(Chinese Taipei)
ABB Ltd. 100.00
Tanzania,

United Republic of
ABB Limited 100.00
Thailand ABB Automation (Thailand) Co., Ltd. 100.00
Thailand
ABB AUTOMATION

HOLDINGS (THAILAND) CO., LTD.
100.00
Thailand ABB Electrification (Thailand) Co., Ltd. 100.00
Thailand
ABB ELECTRIFICATION

HOLDINGS (THAILAND) CO., LTD.
100.00
Thailand
ABB Robotics Machine Tending

Limited

100.00
Thailand RMI Automation Co., Ltd. 100.00
Thailand
Smart Power Technology

Co., Ltd.
100.00
Thailand Turbocharging Systems Co., Ltd. 49.00
Tunisia ABB Maghreb Services S.A. 99.93
Turkey ABB Elektrik Sanayi A.S. 99.99
Turkey
BR Endüstriyel Otomasyon Sanayi ve Ticaret

Limited Sirketi
100.00
Turkey
Turbo Systems Turkey

Mühendislik Makine Sanayi Ve

Ticaret
Anonim Sirketi 100.00
Uganda ABB Ltd. 100.00
Ukraine ABB Ltd. 100.00
United Arab Emirates ABB FZ-LLC 100.00
United Arab Emirates ABB Global Marketing FZ LLC 100.00
United Arab Emirates ABB Industries (L.L.C.) 49.00
United Arab Emirates ABB Industries FZ 100.00
United Arab Emirates
ABB Transmission & Distribution Limited

LLC
49.00
United Kingdom ABB Cable Management Products Ltd 100.00
United Kingdom ABB E-mobility UK Limited 100.00
United Kingdom ABB Holdings Limited 100.00
United Kingdom ABB Installation Products Limited 100.00
United Kingdom ABB Limited 100.00
United Kingdom B & R Industrial Automation Ltd. 100.00
United Kingdom IMV Invertomatic Victron UK Limited 100.00
United Kingdom Turbocharging UK Limited 100.00
United Kingdom W.J. Furse & Co. Ltd. 100.00
United States ABB E-mobility Inc. 100.00
United States ABB Finance (USA) Inc. 100.00
United States ABB Holdings Inc. 100.00
United States ABB Inc. 100.00

Country Name ABB Interest %
United States ABB Installation Products Inc 100.00
United States ABB Installation Products International LLC. 100.00
United States ABB Motors and Mechanical Inc 100.00
United States ABB Power Electronics Inc. 100.00
United States ABB Susa Inc. 100.00
United States ABB Treasury Center (USA), Inc. 100.00
United States B&R Industrial Automation Corp. 100.00
United States Codian Robotics of the Americas 100.00
United States Combustion Engineering Inc. 100.00
United States
Cylon Energy Inc.

100.00
United States Edison Holding Corporation 100.00
United States Industrial Connections & Solutions LLC 100.00
United States Jordan Acquisition Group 100.00
United States Lineage Overseas LLC 100.00
United States Lineage Power Holdings, Inc. 100.00
United States Turbo Systems US Inc. 100.00
United States Verdi Holding Corporation 100.00
Viet Nam
ABB AUTOMATION

AND ELECTRIFICATION

(VIETNAM)
COMPANY LIMITED 100.00
Zambia ABB Ltd. 100.00
Zimbabwe ABB (Private) Ltd. 100.00